Exhibit 10.5

NGLISH TRANSLATION
OF
EQUITY PLEDGE AGREEMENT

This agreement (this “Agreement”) is entered into on October 22, 2010 by and among:

(1)

Harbin Baixin Biotech Development Co., Ltd. (hereinafter referred to as “Harbin Baixin”) a wholly foreign owned enterprise with limited liability which is incorporated under the laws of the PRC, with its contact address at 7/F Jinhua Mansion, 41 Hanguang Street, Nangang District, Harbin 150080, China;

(2)	Han, Lianyun, female, a Chinese national with ID card number as 230103195609050068, with her contact address at Room 205, the 2nd Unit, No.75, Wenjing St., Nangang District, Harbin;

(3)	Han, Lianju, male, a Chinese national with ID card number as 230103195009061618, with his contact address at Deputy 509, Railway St., Nangang District, Harbin;

(4)	Han, Lianxue, male, a Chinese national with ID card number as 230103195308233215, with his contact address at No.18, Ashehe St., Nangang District, Harbin;

(5)	Zhang, Weihan, male, a Chinese national with ID card number as 230103198105020037, with his contact address at Room 205, the 2nd Unit, No.75, Wenjing St., Nangang District, Harbin;

(6)	Luan, Yuehong, female, a Chinese national with ID card number as 230103198105270626, with her contact address at Room 1610, the 1st Floor, No.59, West Dawang Road, Chaoyang District, Beijing;

(7)

Zhang, Chunming, male, a Chinese national with ID card number as 230502196901241312, with his contact address at No.13, Tiedong Alley, Zhanbei Road, Jianshan District, Shuangya Mountain City, Heilongjiang;

(8)	Li, Xinjun, male, a Chinese national with ID card number as 230106581023321, with his contact address at No.4, Xiangbin Road, Xiangfang District, Harbin;

(9)	Jiang, Nana, an Chinese national with ID card number as 230902197705081223, with his contact address at No.70, Dacheng St., Nangang District, Harbin;

(10)

Lang, Fengxi, male, a Chinese national with ID card number as 230107196403211030, with his contact address at Room 403, the 5th Unit, Dianji 2nd Building, No.10-5, Leyuan St., Dongli District, Harbin (collectively the “Shareholders” and individually a “Shareholder”); and

(11)

Heilongjiang Shuaiyi New Energy Development Co., Ltd. (hereinafter referred to as “Heilongjiang Shuaiyi”), a limited liability company incorporated under the laws of the PRC, with its contact address at No. 41, Hanguang St., Nangang District, Harbin.

Harbin Baixin, the Shareholders and Heilongjiang Shuaiyi are individually referred to as a “Party” and collectively referred to as the “Parties”.

Whereas:

A.

Han Lianyun, Han Lianju, Han Lianxue, Zhang Weihan, Luan Xuehong, Zhang Chunming, Li Xinjun, Jiang Nana, Lang Fengxi are the shareholders of Heilongjiang Shuaiyi. Han Lianyun holds 68.3% equity interests; Han Lianju holds 5% equity interests; Han Lianxue holds 5% equity interests; Zhang Weihan holds 5% equity interests; Luan Yuehong holds 4.66% equity interests; Zhang Chunming holds 4% equity interests; Li Xinjun holds 3.17% equity interests; Jiang Nana holds 3.17% equity interests and Lang Fengxi holds 1.7% equity interests, of Heilongjiang Shuaiyi.

B.

On _____, 2010, Harbin Baixin and Heilongjiang Shuaiyi entered into the Technical Service Agreement (together with any supplement or amendment thereto, if any, hereinafter referred to as the “Service Agreement”).

C.

On _____, 2010, Harbin Baixin, the Shareholders and Heilongjiang Shuaiyi entered into the Voting Rights Proxy Agreement (together with any supplement or amendment thereto, if any, hereinafter referred to as the “Voting Rights Proxy Agreement”).

D.

On _____, 2010, Harbin Baixin, the Shareholders and Heilongjiang Shuaiyi entered into the Exclusive Purchase Option Agreement (together with any supplement or amendment thereto, if any, hereinafter referred to as the “Option Agreement”) (the Service Agreement, Proxy Agreement, Option Agreement and this Agreement are collectively referred to as the “Transaction Documents”).

E.

Each Shareholder agrees to pledge all of the equity interests of Heilongjiang Shuaiyi it holds to Harbin Baixin, collectively 100% of the equity interests of Heilongjiang Shuaiyi, as a security for the performance of all the Contract Obligations (as defined in Article 1.1); Harbin Baixin agrees to accept such equity pledge provided by the Shareholders.

Therefore, the Parties have reached the following agreement:

1.	Pledge

1.1

Each Shareholder agrees to pledge all of the equity interests of Heilongjiang Shuaiyi, collectively 100% of the equity interests of Heilongjiang Shuaiyi, (hereinafter referred to as the “Pledged Equity”) held by such Shareholder to Harbin Baixin, to secure the full and complete performance of Contract Obligations. The “Contract Obligations” as used in this Agreement shall mean all contractual obligations and liabilities on the part of the Shareholders under Proxy Agreement, Option Agreement and this Agreement, and all contractual obligations and liabilities on the part of Heilongjiang Shuaiyi under the Transaction Documents.

1.2

The security provided by way of pledge of the Pledged Equity shall cover all service fees and its interests, liquidated damages (if any), compensation under the Transaction Documents to which Harbin Baixin is entitled and all fees and expenses incurred in connection with the enforcement of the right as the pledgee (including but not limited to the attorneys fees, arbitration fees, and the appraisal and auction fees for the Pledged Equity).

1.3

The Shareholders and Heilongjiang Shuaiyi agree to register, within 3 days after the execution of this Agreement, the pledge of the Pledged Equity as provided hereunder on the shareholder’s list of Heilongjiang Shuaiyi, and send the original of such shareholder’s list to Harbin Baixin.

1.4

The Shareholders and Heilongjiang Shuaiyi agree to use their best efforts to complete the registration of the pledge provided hereunder with the industrial and commercial administrative authority and to use their best efforts to maintain the validity of the pledge registration.

2.	Exercise of the Pledgee’s Rights

2.1

In the event of any breach or default of Contract Obligations, Harbin Baixin shall be entitled to dispose of all or any part of the Pledged Equity held by any Shareholder (whether or not such Shareholder has breached Contractual Obligations), and shall have the priority to receive from the proceeds of such disposal the fees and expenses as provided under Article 1.2.

2.2

The Shareholders shall not interfere with Harbin Baixin’s exercise of the pledgee’s rights in accordance with the foregoing provisions of this Agreement and shall actively provide necessary assistance to Harbin Baixin for the successful exercise of the pledgee’s rights.

2.3

If the proceeds from the disposal of the Pledged Equity pursuant to Article 2.1 are insufficient to pay all the fees and expenses provided under Article 1.2, the Shareholders have the obligation to pay the remaining amount, and any proceeds remaining after the payment of all of the fees and expenses provided under Article 1.2 shall be returned to the Shareholders.

3.	Proceeds of the Pledged Equity

3.1

During the term of this Agreement, Harbin Baixin shall be entitled to receive all proceeds (if any) resulting from the Pledged Equity, including but not limited to the bonus, dividend and other returns on the Pledged Equity.

4.	Representations, Warranties and Covenants

4.1	Each Shareholder represents, warrants and covenants to Harbin Baixin as follows

(1)	The Shareholders has full power and authority to enter into this Agreement and to perform its obligations hereunder; from the execution date, this Agreement will be binding upon such Shareholder;

(2)

The Shareholder is the lawful holder of the Pledged Equity, has the right to pledge the Pledged Equity to Harbin Baixin; Harbin Baixin will not face any obstacle from a legal or practical perspective in its exercise of the pledgee’s rights.

(3)

The execution, delivery and performance of the agreement by each of the Shareholders will not (i) conflict with, result in a breach or violation of or constitute (or with notice or lapse of time or both constitute) a default under, (A) the business license, articles of association, permits, government approval for its incorporation, agreements concerning its incorporation or any other charter documents of such Party, or (B) any PRC Laws or other laws and regulations to or by which such party is subject or bound, or (C) any contracts or other documents to which such Party is a party or to or by which it (or any of its properties or assets) is subject or bound; (ii) result in the creation of, or give any person the right to create, any lien upon the assets of such Shareholder; (iii) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any contracts or other documents to which such Shareholder is a party or to or by which it (or any of its properties or assets) is subject or bound; or (iv) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permits applicable to such Shareholder.

(4)

At the date this Agreement becomes effective, the Pledged Equity is not subject to any mortgage, pledge or security interest in any other form, priority right, statutory lien, property preservation measure, quarantine, trusteeship, leasing right, options or encumbrances in other form (collectively referred to as the “Encumbrances”).

(5)	Without the prior written consent of Harbin Baixin, the Shareholders shall not:

(a)	Transfer or otherwise dispose of the Pledged Equity;

(b)	Directly or indirectly cause or permit the existence of any Encumbrance on the Pledged Equity.

(6)

Without the prior written consent of Harbin Baixin, the Shareholders shall not take any action which leads or may lead to the reduction of the value of the Pledged Equity or impairs the validity of the pledge under this Agreement. The Shareholders further covenants that during the term of this Agreement, the operations of Heilongjiang Shuaiyi comply in all material respects with the requirements of PRC Laws and the Shareholders will maintain the validity of all business licenses, permits authorizations and qualifications of Heilongjiang Shuaiyi.

(7)

If Harbin Baixin needs any legal documents such as relevant certificates, licenses, permits and authorizations in order to dispose of the Pledged Equity in accordance with this Agreement, the Shareholders shall unconditionally provide or cause to be provided such documents and shall facilitate such disposal of the Pledged Equity. The Shareholders covenant that, if the Pledged Equity is to be transferred to Harbin Baixin or its designated beneficiary, the Shareholders and/or Heilongjiang Shuaiyi will unconditionally perform all formalities as required by laws to ensure that Harbin Baixin or its designated beneficiary lawfully obtains the equity interests of Heilongjiang Shuaiyi, including but not limited to issuing the relevant certificates, executing the equity transfer agreement and other relevant documents.

5.	Effectiveness

5.1	This Agreement shall come into force from the execution date of this Agreement.

6.	Liabilities for Breach of Contract

6.1

Except as otherwise provided herein, if a Party (the “Party in Breach”) fails to perform a certain obligation hereunder or otherwise breaches this Agreement, the other Parties (the “Harmed Party”) may:

(1)

Serve a written notice to the Party in Breach stating the nature and scope of the breach and demanding the Party in Breach to cure such breach at its own expense within a reasonable period of time as specified therein (the “Cure Period”); and

(2)

If the Party in Breach fails to cure the breach during the Cure Period, the Harmed Party is entitled to demand that the Party in Breach assume all liabilities resulting therefrom, and compensate the Harmed Party for all economic losses actually incurred by the Harmed Party in connection therewith, including, without limitation, all attorneys’ fees and litigation and arbitration expenses relating thereto. The Harmed Party shall also be entitled to request that the court or arbitration panel order specific performance and/or compulsory enforcement of this Agreement. The remedies provided hereunder to the Harmed Party shall not affect the right of the Harmed Party to seek any other remedy provided by laws.

7.	Governing Law and Settlement of Disputes

7.1	The execution, effectiveness, interpretation and resolution of disputes of this Agreement shall be governed by PRC laws.

7.2

All the disputes arising out of the execution and performance of this Agreement shall be resolved through friendly negotiations. In the event that any dispute is not resolved by friendly consultations within thirty (30) days after the date such dispute arises, any Party may submit such dispute to China International Economic and Trade Arbitration Commission for arbitration in Beijing in accordance with its arbitration rules then in force. The arbitration award shall be final and binding on the Parties.

7.3	Except for the matters in dispute, the Parties shall continue to perform the other provisions of this Agreement pending the resolution of the dispute.

8.	Confidentiality

8.1	Prior to and during the term of this Agreement, a Party may have disclosed or may disclose certain confidential information to the other Party (the “Recipient”) from time to time. The Recipient shall keep confidential such confidential information and shall not use such confidential information for any purposes other than those specifically provided for under this Agreement. The foregoing confidentiality obligation shall not apply to the information: (a) that was already in the Recipient’s possession prior to such disclosure, as demonstrated by documentation prepared prior to such disclosure; (b) that has entered the public domain through no breach of this Agreement by the Recipient; and (c) that was obtained by the Recipient from a third party who did not commit a breach of confidence with respect to such information.

8.2	The confidentiality obligations set forth above shall continue and survive the termination of this Agreement.

9.	Force Majeure

9.1

“Force Majeure” shall mean the unforeseeable, unavoidable and insurmountable events which prevent a Party from partially or fully performing this Agreement. Such events include but are not limited to earthquakes, typhoons, floods, fires, wars, strikes, riots, governmental acts, change to laws and regulations or their application.

9.2

If an event of Force Majeure occurs, the obligation of the impacted Party shall forthwith suspend during the period of delay caused by such Force Majeure, the performance period of the impacted Party shall be extended for a period of equal length, and no penalty or liability shall be imposed upon the impacted Party. If an event of Force Majeure occurs, the Parties shall immediately negotiate to seek a fair solution and make all reasonable efforts to minimize the impact of the Force Majeure.

10.	Miscellaneous Provisions

10.1	After this Agreement becomes effective, without the written consent of all the Parties, no Party shall unilaterally amend or modify this Agreement.

10.2

This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior consultations, negotiations and agreements among the Parties with respect to such subject matter.

10.3

A Party’s failure to exercise or delay in exercising a certain right hereunder shall not constitute a waiver thereof, and the exercise or partial exercise of a certain right by a Party shall not preclude such Party from exercising such right in the future.

10.4

During the term of this Agreement, no Party shall transfer part or all of its rights or obligations hereunder to any third party without the prior written consent of the other Parties, provided that Harbin Baixin may transfer all or any of its rights and/or obligations hereunder. This Agreement shall be binding on the Parties and their lawful successors and assignees.

10.5	Headings of all paragraphs are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

10.6	Unless otherwise provided, references to “Articles”, “Paragraphs” and “Annexes” are references to “Articles”, “Paragraphs” and “Annexes” of this Agreement.

10.7

Any notice or written letter (including but not limited to the written letter or notice under this Agreement) served by a Party to the other Party shall be sent via mail or facsimile in a timely manner. A notice or written letter, if sent via mail, shall be deemed received as of the 3rd Working Day after the date of delivery, and, if sent via facsimile, shall be deemed to received as of the first Working Day after the date of delivery.

10.8	This Agreement is written in the Chinese language in 11 original copies, one for each Party. The Parties may execute duplicate copies of this Agreement.

(The remainder of this page is intentionally left blank.)

This page is the signature page of the “Equity Pledge Agreement”.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

Harbin Baixin Biotech Development	Heilongjiang Shuaiyi New Energy
Co., Ltd.	Development Co., Ltd.

By: /s/ Zhang Weihan	By: /s/ Han Lianyun
Name: Zhang Weihan	Name: Han Lianyun
Title: Authorized Representative	Title: Authorized Representative

Han Lianyun	Han Lianju

By: /s/ Han Lianyun	By: /s/ Han Lianju
Name: Han Lianyun	Name: Han Lianju
Title: Shareholder	Title: Shareholder

Han Lianxue	Zhang Weihan

By: /s/ Han Lianxue	By: /s/ Zhang Weihan
Name: Han Lianxue	Name: Zhang Weihan
Title: Shareholder	Title: Shareholder

Luan Yuehong	Zhang Chunming

By: /s/ Luan Yuehong	By: /s/ Zhang Chunming
Name: Luan Xuehong	Name: Zhang Chunming
Title: Shareholder	Title: Shareholder

Li Xinjun	Jiang Nana

By: /s/ Li Xinjun	By: /s/ Jiang Nana
Name: Li Xinjun	Name: Jiang Nana
Title: Shareholder	Title: Shareholder

Lang Fengxi

By: /s/ Lang Fengxi
Name: Lang Fengxi
Title: Shareholder